Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of The First Bancshares, Inc. of our report dated March 10, 2023 relating to the consolidated financial statements of Heritage Southeast Bancorporation, Inc. included in the Current Report on Form 8-K/A filed by The First Bancshares, Inc. on March 15, 2023.

We also consent to the reference to us under the heading "Experts" in the prospectus included with the Form S-3.

/s/ Wipfli LLP

Atlanta, Georgia

August 22, 2023